Exhibit 10.1

Dated 24 September 2026

Supplemental Agreement

Between

TREASURE GLOBAL INC.

(Registration No. 7908921)

(“the Company”)

And

MESTIZ TECHNOLOGY SDN BHD

[Company Registration No. 200901010248 (853264-U)]

(“the Developer”)

THIS SUPPLEMENTAL AGREEMENT (“Supplemental Agreement”) is made on 24 September 2026 (“Effective Date”).

BETWEEN

TREASURE GLOBAL INC (Registration No. 7908921), a company incorporated in the State of Delaware and having an address for service at 276, 5th Avenue, Suite 704 #739, New York, NY 10001 (the “Company”) of the one part;

AND

MESTIZ TECHNOLOGY SDN BHD [Company Registration No. 200901010248 (853264-U)], a company incorporated under the laws of Malaysia and having its registered address at Unit 48-2 (2nd Floor), Block A, Plaza Sinar, Jalan 8/38D, Taman Sri Sinar, 51200 Segambut, Kuala Lumpur (the “Developer”) of the other part.

The Company and the Developer are individually referred to as a “Party” and collectively as the “Parties.”

RECITALS:

(A)	The Parties entered into a Software Development Agreement dated 11 September 2026 in relation to the development of a centralised Power BI Business Intelligence solution (the “Original Agreement”).

(B)	Pursuant to the Clause 9 of the Original Agreement, the Parties have agreed to reduce the scope of the Services and the total Service Fees under the Original Agreement from United States Dollar Two Million (US$2,000,000.00) to United States Dollar One Million (US$1,000,000.00) with such changes to be effected by and subject to the terms of this Supplemental Agreement.

(C)	Pursuant to Original Agreement, the Parties acknowledge and confirm that the Company has issued and allotted TGL common stock to the Developer having an aggregate value of United States Dollar Five Hundred Thousand (US$500,000.00) in satisfaction of Milestone 1, and such amount shall be credited in full against the revised Service Fees.

(D)	The Parties have agreed to amend the Original Agreement by entering into this Supplemental Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	Definitions and Interpretation

1.1	Unless otherwise defined in this Supplemental Agreement, capitalised terms used in this Supplemental Agreement shall have the meanings given to them in the Original Agreement.

1.2	This Supplemental Agreement shall be read and construed as an integral part of the Original Agreement.

1.3	This Supplement Agreement constitutes the written agreement of the Parties in respect of Clause 9 of the Original Agreement. The changes to the Scope of Services, Service Fees and milestone payment schedule contemplated by the Change Request shall take effect solely in accordance with this Supplemental Agreement.

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2.	Revised Scope of Services

2.1	With effect from the Effective Date of this Supplemental Agreement, the Scope of Services set out in Appendix A of the Original Agreement shall be deleted in its entirety and replaced with the Scope of Services set out in Schedule 1 to this Supplemental Agreement.

2.2	The Schedule 1 to this Supplement Agreement shall constitute and be deemed to be Appendix A to the Original Agreement, and all references in the Original Agreement to Appendix A or the Scope of Services shall be construed as references to Schedule 1 to this Supplemental Agreement.

2.3	The Developer shall perform only the Services expressly specified in Schedule 1 to this Supplemental Agreement. Any services, works, deliverables or requirement not expressly include in the Schedule 1 shall be deemed outside the agreed Scope of Services and shall only be undertaken in accordance with the Change Request procedure under Clause 9 of the Original Agreement.

3.	Revised Service Fees

3.1	Clause 6.1 of the Original Agreement shall be deleted and replaced with the following:

“6.1 In consideration of the performance of the Services, the Company shall pay the Developer the total sum of United States Dollars One Million (US$1,000,000.00) (the “Service Fees”), payable in accordance with the milestone payment schedule set out in Appendix C. The Service Fees may, at the Company’s sole and absolute discretion, be satisfied in cash, TGL Shares or any combination thereof in accordance with Appendix C.”

3.2	Section 1.3 of Appendix C to the Original Agreement, including its milestone payment schedule, shall be deleted and replaced with the following:

“1.3 In consideration of the Developer’s performance of its obligations and provision of the Scope of Services, the Company shall pay the Developer total Service Fees of United States Dollars One Million (US$1,000,000.00), payable as follows:

Milestone	Payment Event	Amount
1	Upon signing of the Original Agreement and mobilisation of Phase 1	US$500,000.00
2	Upon mobilisation of Phase 2	US$250,000.00
3	Upon mobilisation of Phase 3	US$250,000.00
Total		US$1,000,000.00

The payment methods and other payment terms set out in Appendix C shall continue to apply to each milestone payment.”

4.	Acknowledgement of Share Payment and Outstanding Balance

4.1	The Parties acknowledge and agree that the Company has issued and allotted TGL Shares to the Developer having an aggregate value of United States Dollar Five Hundred Thousand (US$500,000.00) in full satisfaction and discharge of the Milestone 1 payment obligation.

4.2	The Developer acknowledges and confirms that Milestone 1 has been fully satisfied and that no further amount is due or payable by the Company to the Developer in respect of Milestone 1. The remaining Services Fees shall be payable in accordance with the revised milestone payment schedule set out in Clause 3.2 above.

5.	Continuation of Original Agreement

5.1	Except as expressly amended by this Supplemental Agreement, the Original Agreement shall remain unchanged and in full force and effect.

5.2	This Supplemental Agreement and the Original Agreement shall be read together as one agreement.

5.3	If there is any conflict or inconsistency between this Supplemental Agreement and the Original Agreement, this Supplemental Agreement shall prevail to the extent of that conflict or inconsistency.

6.	Governing Law

6.1	This Supplemental Agreement shall be governed by and construed in accordance with the laws of Malaysia, and the dispute resolution provisions of Clause 15 of the Original Agreement shall apply to this Supplemental Agreement.

7.	Counterparts

7.1	This Supplemental Agreement may be executed in any number of counterparts, including by electronic signature or exchange of signed .pdf copies. Each counterpart shall be deemed an original, and all counterparts together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties hereby agree to the terms and conditions set forth in this Supplemental Agreement and have hereunto set their hand and/or by electronic signature in accordance with the respective local digital signature regulations on the date first written above.

For and on behalf of	)
TREASURE GLOBAL INC	)
Company Registration No. 7908921)
)

/s/ TEO CHONG CHAN
Name:	TEO CHONG CHAN
Designation:	Executive Director

For and on behalf of	)
MESTIZ TECHNOLOGY SDN BHD	)
Company Registration No: 200901010248)
(853264-U)
)

/s/ DAMANHURI BIN HUSSEIN
Name:	DAMANHURI BIN HUSSEIN
Designation:	Director

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Schedule 1

Revised Appendix A to the Original Agreement

(to be read and construed as an integral part of this Agreement)

SCOPE OF SERVICES AND DELIVERABLES

This Schedule 1 constitutes the revised Appendix A to the Original Agreement and replaces the existing Appendix A in its entirety with effect from the Effective Date. Unless otherwise defined herein, capitalised terms have the meanings given to them in the Original Agreement.

1.	PROJECT OVERVIEW

1.1	The Developer shall design, develop, integrate, implement and deploy a centralised Microsoft Power BI Business Intelligence solution across the following business units:

(a)	Lifestyle Membership and Retail Intelligence;

(b)	Loyalty and Digital Ecosystem Intelligence; and

(c)	Digital Wallet and Fintech Intelligence.

1.2	The Services are intended to provide the Company’s management with operational reporting, management dashboards and business intelligence based on the agreed data sources.

2.	IMPLEMENTATION SEQUENCE

2.1	The Services shall be performed in the following phases:

Phase	Description
Phase 1	Lifestyle Membership and Retail Intelligence
Phase 2	Loyalty and Digital Ecosystem Intelligence
Phase 3	Digital Wallet and Fintech Intelligence

2.2	Each subsequent Phase shall commence upon mobilisation of that Phase by the Company.

2.3	The Developer shall deliver each Phase for User Acceptance Testing in accordance with Clause 4 of the Original Agreement.

2.4	All Phases shall be completed within the Term, subject to any written variation agreed by the Parties.

3.	PHASE 1: LIFESTYLE MEMBERSHIP AND RETAIL INTELLIGENCE

3.1	Business and Data Discovery.

The Developer shall perform:

(a)	an existing system and database review;

(b)	a review of relevant business workflows;

(c)	key reporting requirement gathering;

(d)	management key performance indicator identification; and

(e)	basic data mapping.

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3.2	Membership Intelligence.

The solution shall provide reporting on:

(a)	total registered members;

(b)	active members;

(c)	new member registrations;

(d)	membership renewals;

(e)	membership expiries;

(f)	member growth trends; and

(g)	active and inactive members.

3.3	Customer and Spending Analytics. The solution shall provide reporting on:

(a)	customer visit frequency;

(b)	customer spending;

(c)	average spending per customer;

(d)	customer activity trends;

(e)	basic customer segmentation; and

(f)	top customers.

3.4	Outlet Performance.

The solution shall provide reporting on:

(a)	sales by outlet;

(b)	revenue by outlet;

(c)	customer visits by outlet;

(d)	average transaction value;

(e)	outlet performance comparisons; and

(f)	top products and services.

3.5	Membership Wallet and Credit.

The solution shall provide reporting on:

(a)	customer top-ups;

(b)	credit usage;

(c)	credit balances;

(d)	redemptions; and

(e)	basic wallet and credit transactions.

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3.6	Management Dashboard.

The management dashboard shall include:

(a)	membership overview;

(b)	customer overview;

(c)	outlet performance;

(d)	revenue overview;

(e)	wallet and credit overview; and

(f)	key management performance indicators.

3.7	Phase 1 Deliverables.

The Developer shall deliver:

(a)	One centralised Lifestyle Power BI data model;

(b)	A Membership Dashboard;

(c)	A Customer and Spending Dashboard;

(d)	An Outlet Performance Dashboard;

(e)	A Revenue and Wallet Dashboard;

(f)	A Management KPI Overview;

(g)	Integration with the agreed core data sources;

(h)	User Acceptance Testing;

(i)	Management training;

(j)	Basic documentation; and

(k)	Production deployment.

4.	PHASE 2: LOYALTY AND DIGITAL ECOSYSTEM INTELLIGENCE

4.1	Core Data Integration.

The Developer shall perform:

(a)	user database integration;

(b)	merchant database integration;

(c)	transaction data integration;

(d)	loyalty and reward data integration; and

(e)	basic Power BI data consolidation.

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4.2	User Analytics:

The solution shall provide reporting on:

(a)	total registered users;

(b)	active users;

(c)	new users;

(d)	daily active users;

(e)	monthly active users;

(f)	user growth trends; and

(g)	active and inactive users.

4.3	User Engagement.

The solution shall provide reporting on:

(a)	login and activity frequency;

(b)	transaction frequency;

(c)	basic feature usage;

(d)	user activity trends; and

(e)	basic user segmentation.

4.4	Loyalty and Rewards.

The solution shall provide reporting on:

(a)	points issued;

(b)	points redeemed;

(c)	outstanding points;

(d)	redemption rates;

(e)	popular rewards; and

(f)	loyalty participation.

4.5	Merchant Performance.

The solution shall provide reporting on:

(a)	active merchants;

(b)	transaction value by merchant;

(c)	transaction volume;

(d)	top-performing merchants;

(e)	merchant category performance; and

(f)	merchant activity trends.

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4.6	Transaction and Revenue.

The solution shall provide reporting on:

(a)	gross transaction value;

(b)	number of transactions;

(c)	average transaction value;

(d)	revenue by merchant;

(e)	transaction trends; and

(f)	revenue trends.

4.7	Management Dashboard.

The management dashboard shall include:

(a)	ecosystem overview;

(b)	user growth;

(c)	user engagement;

(d)	loyalty and rewards;

(e)	merchant performance;

(f)	transactions and revenue; and

(g)	management key performance indicators.

4.8	Phase 2 Deliverables.

The Developer shall deliver:

(a)	one centralised Ecosystem Power BI data model;

(b)	a User and Engagement Dashboard;

(c)	a Loyalty and Rewards Dashboard;

(d)	a Merchant Performance Dashboard;

(e)	a Transaction and Revenue Dashboard;

(f)	an Executive KPI Overview;

(g)	integration with the agreed core data sources;

(h)	User Acceptance Testing;

(i)	management training;

(j)	basic documentation; and

(k)	production deployment.

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5.	PHASE 3: DIGITAL WALLET AND FINTECH INTELLIGENCE

5.1	Core Wallet Data Integration. The Developer shall perform:

(a)	wallet system data integration;

(b)	customer account integration;

(c)	transaction database integration;

(d)	basic financial reporting data integration; and

(e)	development of a Power BI data model.

5.2	Wallet Intelligence.

The solution shall provide reporting on:

(a)	total wallets;

(b)	active wallets;

(c)	wallet balances;

(d)	deposit activities;

(e)	withdrawal activities;

(f)	transfer activities;

(g)	transaction volume;

(h)	transaction value; and

(i)	wallet activity trends.

5.3	Transaction Intelligence.

The solution shall provide reporting on:

(a)	number of transactions;

(b)	transaction value;

(c)	transaction type;

(d)	transaction status;

(e)	successful and failed transactions;

(f)	transaction frequency;

(g)	high-value transactions; and

(h)	transaction trends.

5.4	Customer Intelligence.

The solution shall provide reporting on:

(a)	active wallet users;

(b)	customer transaction behaviour;

(c)	customer wallet value;

(d)	basic customer segmentation;

(e)	high-value customers; and

(f)	customer activity trends.

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5.5	Financial and Operational Monitoring. The solution shall provide reporting on:

(a)	deposit and withdrawal summaries;

(b)	inflow and outflow;

(c)	wallet balances;

(d)	transaction settlement;

(e)	basic operational exceptions; and

(f)	historical transactions.

5.6	Management Dashboard.

The management dashboard shall include:

(a)	wallet overview;

(b)	transaction dashboard;

(c)	customer dashboard;

(d)	financial overview;

(e)	operational KPI dashboard; and

(f)	executive fintech overview.

5.7	Phase 3 Deliverables.

The Developer shall deliver:

(a)	one core Fintech Power BI data model;

(b)	a Wallet Intelligence Dashboard;

(c)	a Transaction Intelligence Dashboard;

(d)	a Customer Activity Dashboard;

(e)	a Financial and Operational Dashboard;

(f)	an Executive Fintech KPI Dashboard;

(g)	integration with the agreed core wallet and transaction data sources;

(h)	role-based dashboard access;

(i)	User Acceptance Testing;

(j)	management training;

(k)	basic technical documentation; and

(l)	production deployment.

6.	SCOPE CONTROL

6.1	Data integration under this Appendix A is limited to the core data sources agreed in writing by the Parties.

6.2	Any material change to the Services or deliverables set out in this Schedule 1 shall be effective unless agreed in writing and duly executed by the representative of both Parties in accordance with Clause 9 of the Original Agreement.

6.3	No additional service or functionality shall be included in the Service Fees unless expressly agreed in writing by the Parties.

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